Exhibit 99.1
Matterport Announces Third Quarter 2021 Financial Results
•Total subscribers increased 116% to 439,000 from year-ago period
•Paid subscribers rose 35% to 53,000 from year-ago period
•Subscription revenue grew 36% to $16 million from year-ago period
•Annual recurring revenue grew to $63 million
•GAAP loss per share of $0.86, Non-GAAP loss per share of $0.06
SUNNYVALE, Calif. — Matterport, Inc. (Nasdaq: MTTR), (“Matterport” or the “Company”), the spatial data company leading the digital transformation of the built world, today announced financial results for the quarter ended September 30, 2021.
"We are pleased to report another strong quarter, more than doubling our subscriber count to 439,000 subscribers, and increasing our Spaces Under Management by 62% to 6.2 million Spaces,” said RJ Pittman, Chairman and Chief Executive Officer of Matterport. “We made significant advances in all of our objectives, including strategic product launches, key industry partnerships, expanded service offerings, and the scaling of our global workforce to address the huge opportunity ahead. We have also been navigating the dynamics of the global supply chain and labor markets to minimize the impact on our hardware and services business. Our recent launch of Matterport for Android is very timely, and dramatically expands our reach for digitizing spaces using just the phone in your pocket, while giving us an important advantage to our global growth plans for Asia Pacific, Europe, the Middle East and Africa.”
“We are also pleased to report that we increased our subscription revenue by 36%, contributing to another quarter of year-over-year double digit growth,” said JD Fay, Chief Financial Officer of Matterport. “The third quarter was a transformational one for Matterport as we closed our merger with Gores Holdings, VI to become a public company. We added over $600 million to our balance sheet to fuel the long-term growth of the business worldwide.”
Third Quarter 2021 Financial Highlights:
•Total revenue was $27.7 million, up 10% compared to third quarter of 2020
•Subscription revenue of $15.7 million, up 36% compared to third quarter of 2020
•Annual Recurring Revenue (ARR) of $62.7 million
•Spaces Under Management (SUM) grew to 6.2 million, up 62% compared to third quarter of 2020
•Total subscribers increased to 439,000, up 116% compared to third quarter of 2020
•GAAP loss per share of $0.86, Non-GAAP loss per share of $0.06
Recent Business Highlights:
•Announced Matterport for Android, making 3D capture freely available to more than one billion Android mobile devices
•Announced the open beta launch of Notes, a conversational, real-time team collaboration, communication and file sharing tool directly inside Matterport digital twins
•Entered the public sector with an agreement to develop a compliant Government Cloud (GovCloud) offering a strategic partnership with In-Q-Tel, Inc.
•Became a public company and raised $640 million in gross proceeds by successfully completing a merger with Gores Holdings VI, Inc.

•Announced industry partnerships with Verisk, PTC, Apex, SIMLAB, and Facebook (now known as Meta)
•New integration between Matterport and Verisk’s Xactimate allows property professionals to order a TruePlan of a Matterport 3D Space with a single click, eliminating the need for property professionals to manually sketch loss sites
•Platform integration with the PTC Vuforia Engine™ and Vuforia Studio™ augmented reality (AR) software offerings, enables customers to view a precise location of an immersive 3D environment and access experiences such as wayfinding, virtual training, real-time information retrieval, and more
•Partnership with Apex enables retail brands across the North America to access, collect and evaluate building data and information from all of their stores in a single location
•Strategic partnership and investment in SIMLAB, a technology company that specializes in the digitization of buildings throughout the design and construction phases
•Partnership with Meta AI Research for advancing research and development of AI systems for the physical and virtual world, which has been adopted by over 180 academic institutions to date
•Continued expansion of Capture Services™ On-Demand to a total of 80 cities in the United States from 12 in Q2 and launched internationally with four cities in the United Kingdom
•Strengthened executive team
•Pranab Sinha, Chief Information Officer
•Jon Maron, Vice President of Growth
•Seth Finkel, Vice President of Public Sector
•Preethy Vaidyanathan, Head of Product
Non-GAAP Financial Information
Matterport has provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). We believe that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to our financial condition and results of operations.
The presentation of these non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP. For further information regarding these non-GAAP measures, including the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, please refer to the financial tables below.
Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) Per Share, Basic and Diluted. Matterport defines non-GAAP net income (loss) as net income (loss), adjusted to exclude stock-based compensation expense, fair value change of warrants liabilities, fair value change of earn-out liabilities, and transaction costs associated with the recently completed merger, in order to provide investors and management with greater visibility to the underlying performance of Matterport’s recurring core business operations. In order to calculate non-GAAP net income (loss) per share, basic and diluted, Matterport uses a non-GAAP weighted-average share count. Matterport defines non-GAAP weighted-average shares used to compute non-GAAP net income (loss) per share, basic and diluted, as GAAP weighted average shares used to compute net income (loss) per share attributable to common stockholders, basic and diluted, adjusted to reflect the shares of Matterport’s Class A common stock exchanged for the previously issued and outstanding shares of redeemable convertible preferred stock and common stock warrants of Matterport, Inc, (now known as Matterport Operating, LLC) in connection with the recently completed merger, that are outstanding as of the end of the period as if they were outstanding as of the beginning of the period for comparability, and the potentially dilutive effect of the company’s employee equity incentive plan awards.

Conference Call Information
Matterport will host a conference call for analysts and investors to discuss its financial results for the third quarter of fiscal 2021 today at 2:00 p.m. Pacific time (5:00 p.m. Eastern time). A recorded webcast of the event will also be available following the call for one year on the Matterport’s Investor Relations website at investors.matterport.com.

Date:	November 3, 2021
Time:	1:30 p.m. Pacific time (4:30 p.m. Eastern time)
Webcast:	investors.matterport.com
About Matterport
Matterport, Inc. (Nasdaq: MTTR) is leading the digital transformation of the built world. Our groundbreaking spatial computing platform turns buildings into data making every space more valuable and accessible. Millions of buildings in more than 150 countries have been transformed into immersive Matterport digital twins to improve every part of the building lifecycle from planning, construction, and operations to documentation, appraisal and marketing. Learn more at matterport.com and browse a gallery of digital twins.
©2021 Matterport, Inc. All rights reserved. Matterport is a registered trademark and the Matterport logo is a trademark of Matterport, Inc. All other marks are the property of their respective owners.
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Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding the benefits of Matterport’s recently completed merger, the services offered by Matterport, and the benefits of recent business collaborations and partnerships entered into by Matterport. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “forecast,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions (including the negative versions of such words or expressions).
Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including Matterport’s ability to implement business plans, forecasts, and other expectations in the industry in which Matterport competes, and identify and realize additional opportunities. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in documents filed by Matterport from time to time with the U.S. Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Matterport assumes no obligation and, except as required by law, does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Matterport does not give any assurance that it will achieve its expectations.

MATTERPORT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue:
Subscription	$15,677	$11,517	$44,758	$29,032
License	118	3,000	4,477	3,000
Services	3,292	2,341	8,860	5,498
Product	8,568	8,216	25,992	24,767
Total revenue	27,655	25,074	84,087	62,297
Costs of revenue:
Subscription	3,908	2,981	10,543	8,299
License	—	69	—	69
Services	2,460	1,730	6,785	4,270
Product	7,106	5,228	18,036	15,198
Total costs of revenue	13,474	10,008	35,364	27,836
Gross profit	14,181	15,066	48,723	34,461
Operating expenses:
Research and development	14,484	3,861	27,599	13,003
Selling, general, and administrative	44,053	9,942	73,612	30,215
Total operating expenses	58,537	13,803	101,211	43,218
Income (loss) from operations	(44,356)	1,263	(52,488)	(8,757)
Other income (expense):
Interest income	550	3	572	16
Interest expense	(91)	(339)	(676)	(1,197)
Transaction costs	(565)	—	(565)	—
Change in fair value of warrants liabilities	(24,176)	—	(24,176)	—
Change in fair value of contingent earn-out liability	(98,478)	—	(98,478)	—
Other expense, net	(839)	(4)	(1,186)	(903)
Total expense	(123,599)	(340)	(124,509)	(2,084)
Income (loss) before provision for income taxes	(167,955)	923	(176,997)	(10,841)
Provision for income taxes	34	17	73	51
Net income (loss)	$(167,989)	$906	$(177,070)	$(10,892)
Less: Income allocated to preferred stockholders	—	(906)	—	—
Net income (loss) attributable to common stockholders	$(167,989)	$—	$(177,070)	$(10,892)
Net income (loss) per share, basic and diluted	$(0.86)	$—	$(1.90)	$(0.34)
Weighted-average shares used in per share calculation, basic and diluted	196,478	32,552	93,061	32,334

MATTERPORT INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30,	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$148,853	$51,850
Restricted cash	468	400
Short-term investments	174,168	—
Accounts receivable, net	9,572	3,924
Inventories	3,989	3,646
Prepaid expenses and other current assets	11,395	2,453
Total current assets	348,445	62,273
Property and equipment, net	11,377	8,210
Long-term investments	290,900	—
Other assets	2,716	1,369
Total assets	$653,438	$71,852
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable	$6,848	$3,434
Current portion of long-term debt	—	8,215
Deferred revenue	8,903	4,606
Accrued expenses and other current liabilities	8,781	6,995
Total current liabilities	24,532	23,250
Public warrants liability	53,682	—
Private warrants liability	34,621	—
Contingent earn-out liability	334,389	—
Long-term debt	—	4,502
Deferred revenue, non-current	210	297
Other long-term liabilities	278	335
Total liabilities	447,712	28,384
Commitments and contingencies
Redeemable convertible preferred stock	—	164,168
Stockholders’ equity (deficit):
Common stock	24	4
Additional paid-in capital	512,808	9,159
Accumulated other comprehensive income (loss)	(38)	135
Accumulated deficit	(307,068)	(129,998)
Total stockholders’ equity (deficit)	205,726	(120,700)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$653,438	$71,852

MATTERPORT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Nine Months Ended September 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(177,070)	$(10,892)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,121	3,538
Amortization of debt discount	135	172
Amortization of investment premiums, net of accretion of discounts	413	—
Stock-based compensation, net of amounts capitalized	31,997	1,794
Change in fair value of warrants liabilities	24,176	—
Change in fair value of contingent earn-out liability	98,478	—
Transaction costs	565	—
Loss on extinguishment of debt and convertible notes	210	954
Allowance for doubtful accounts	460	581
Other	193	10
Changes in operating assets and liabilities:
Accounts receivable	(6,100)	(7,097)
Inventories	(342)	(2,260)
Prepaid expenses and other assets	(7,699)	(965)
Accounts payable	3,427	1,692
Deferred revenue	4,503	2,817
Accrued expenses and other liabilities	1,442	2,516
Net cash used in operating activities	(21,091)	(7,140)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(536)	(20)
Capitalized software and development costs	(5,233)	(3,624)
Purchase of investments	(466,466)	—
Investment in convertible notes	(1,000)	—
Net cash used in investing activities	(473,235)	(3,644)
CASH FLOW FROM FINANCING ACTIVITIES:
Proceeds from reverse recapitalization and PIPE financing, net	612,854	—
Payment of transaction costs related to reverse recapitalization	(9,813)	—
Proceeds from issuance of redeemable convertible preferred stock, net	—	43,689
Proceeds from exercise of stock options	1,696	189
Proceeds from debt, net	—	5,221
Proceeds from convertible notes, net of issuance costs	—	8,457
Repayment of debt	(13,067)	(6,974)
Settlement of vested stock options	—	(554)
Repurchase of common stock	—	(438)
Net cash provided by financing activities	591,670	49,590
Net change in cash, cash equivalents, and restricted cash	97,344	38,806
Effect of exchange rate changes on cash	(273)	(22)
Cash, cash equivalents, and restricted cash at beginning of year	52,250	10,152
Cash, cash equivalents, and restricted cash at end of period	$149,321	$48,936

MATTERPORT, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
GAAP net income/(loss)	$(167,989)	$906	$(177,070)	$(10,892)
Stock-based compensation expense (1)	30,738	630	31,997	1,794
Change in fair value of warrants liabilities (2)	24,176	—	24,176	—
Transaction costs (3)	565	—	565	—
Change in fair value of contingent earn-out liability (4)	98,478	—	98,478	—
Non-GAAP net income/(loss)	(14,032)	1,536	(21,854)	(9,098)

Less: Noncumulative dividend on redeemable convertible preferred stock	—	(906)	—	—
GAAP net income (loss) attributable to common stockholders	(167,989)	—	(177,070)	(10,892)
Non-GAAP net income (loss) attributable to common stockholders	(14,032)	1,536	(21,854)	(9,098)

GAAP net income (loss) per share attributable to common stockholders, basic and diluted	$(0.86)	$—	$(1.90)	$(0.34)
Non-GAAP net income (loss) per share attributable to common stockholders, basic and diluted	$(0.06)	$0.01	$(0.12)	$(0.06)

GAAP weighted-average shares used to compute net income (loss) per share, basic and diluted	196,478	32,552	93,061	32,334
Adjustment for common stock issued in connection with the merger (5)	29,750	127,499	94,340	127,499
Non-GAAP weighted-average shares used to compute net income (loss) per share, basic	226,228	160,051	187,401	159,833
Weighted-average effect of potentially dilutive securities (6)	—	45,392	—	—
Non-GAAP weighted-average shares used to compute net income (loss) per share, diluted	226,228	205,443	187,401	159,833
(1). Consists primarily of non-cash share-based compensation related to the Company's stock incentive plans and earn-out arrangement.
(2). Consists of the loss related non-cash fair value measurement change for public and private warrants.
(3). Consists of the transaction costs associated with warrants instrument issuance.
(4). Represents the non-cash fair-value measurement change related to our earn-out liability.
(5). Consists of non-GAAP adjustment of unweighted average common stock issued and converted from Matterport, Inc.’s (now known as Matterport Operating, LLC) previously issued and outstanding shares of convertible preferred stock and common stock warrants prior to the completion of the merger.
(6). Includes the potentially dilutive effect of employee equity incentive plan awards.